EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Toreador Resources Corporation on Form S-8 of our report, dated March 8, 2005 included in and incorporated by reference in the Annual Report on Form 10-K of Toreador Resources Corporation for the year ended December 31, 2004.

/s/ HEIN & ASSOCIATES LLP

HEIN& ASSOCIATES LLP

Dallas, Texas

May 18, 2005